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                                                                    Exhibit 99.1

   Pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. (S) 1350)

     The undersigned, as the President and Chief Executive Officer, and Vice President and Chief Financial Officer of Exide Technologies, Inc., each certify that the Annual Report on Form 10-K for the period ended March 31, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Exide Technologies, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. (S) 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any other purpose. A signed original of this written statement required by Section 906 has been provided to Exide Technologies and will be retained by Exide Technologies and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: 06/30/03


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                                     Craig H. Muhlhauser
                                     President and Chief Executive Officer


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                                     Biagio N. Vignolo, Jr.
                                     Vice President and Chief Financial Officer